Exhibit 10.21



        LIMITED WAIVER AND THIRD AMENDMENT TO AMENDED AND
                     RESTATED LOAN AGREEMENT


           This LIMITED WAIVER AND THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Waiver and Amendment") is being entered into as of June 30, 1999, by and among PETROLEUM HELICOPTERS, INC., a Louisiana corporation (the "Company"), BANK OF AMERICA, N.A., a national banking association (f/k/a Bank of America National Trust and Savings Association, successor by merger to Bank of America, N.A., f/k/a NationsBank, N.A., successor by merger to NationsBank of Texas, N.A. ("NationsBank") ("Bank of America"), WHITNEY NATIONAL BANK, a national banking association ("Whitney"), BANK ONE, LOUISIANA, N.A., a national banking association ("Bank One" (as successor by merger to First National Bank of Commerce, a national banking association
("FNBC")) and together with NationsBank and Whitney, being hereinafter referred to collectively as the "Banks", and Bank of America as agent for the Banks (in such capacity, the "Agent").

                     PRELIMINARY STATEMENTS

(1) The Company, NationsBank, Whitney, FNBC and the Agent have entered into that certain Loan Agreement, originally dated as of January 31, 1986, as amended and restated in its entirety as of March 31, 1997, and as amended by that certain First Amendment to Amended and Restated Loan Agreement, dated as of December 31, 1997 and that certain Second Amendment to Amended and Restated Loan Agreement, dated as of November 30, 1998 (such Loan Agreement, as so amended and restated and as the same may be further amended from time to time, being hereinafter referred to as  the  "Loan Agreement").  Terms used herein, unless  otherwise defined  herein, shall have the meanings set forth  in  the  Loan
Agreement.
(2)
(3)            FNBC has merged with and into Bank One.
(4)
(5) NationsBank has merged with and into NationsBank, N.A., which then changed its name to Bank of America, N.A., which then merged with and into Bank of America National Trust and Savings Association, which then changed its name to Bank of America, N.A.
(6)
(7) The Company plans to change its fiscal year end from April 30 to December 31, effective December 31, 1999, with the effect that the current fiscal year shall be an eight-month fiscal year ending December 31, 1999 and that the last fiscal quarter of such fiscal year shall be a two-month fiscal quarter ending December 31, 1999.
(8)
(9) The Company recorded a restructuring charge of $6,585,000 for the fiscal quarter ending April 30, 1999. (the "Restructuring Charge").
(10)
(11) The deduction of the Restructuring Charge from Consolidated Net Income when calculating the amount of cash dividends permitted to be paid or declared by the Company pursuant to clause (a) of Section 8.02 of the Loan Agreement (such amount of cash dividends is herein referred to as the "Authorized Dividends Payments") and Modified Cash Flow Coverage would cause the Company to violate the restrictions of Sections
8.02 and 8.04, respectively, of the Loan Agreement.
(12)
(13)            The Company has notified the Banks of an increase
in  the  amount of the Indebtedness for Money Borrowed listed  on
Schedule III to the Loan Agreement pertaining to operating leases for aircraft and such increase would violate the restrictions  of
Section 8.06 of the Loan Agreement.
(14)
(15)            The  Company has requested that the Banks  waive,
and the Banks now wish to waive subject to the terms and conditions specified herein, (a) the restrictions of Sections
8.02 and 8.04  and any other provisions of the Loan Agreement  to the  extent that Sections 8.02 and 8.04 and such other provisions of  the  Loan  Agreement  would require  the  deductions  of  the
Restructuring   Charge   from  Consolidated   Net   Income   when
calculating Authorized Dividend Payments and Modified Cash Flow Coverage for purposes of Sections 8.02 and 8.04, respectively, of the  Loan Agreement, and (b) compliance with the restrictions  of
Section 8.06 of the Loan Agreement through June 30, 2000 to the extent that the restrictions of Section 8.06 of the Loan Agreement were violated by the increase in the amount of the
Indebtedness  for Money Borrowed listed on Schedule  III  to  the
Loan Agreement pertaining to operating leases for aircraft.   The
Company and the Banks further wish to provide for certain acknowledgments and agreements regarding the change of the Company's fiscal year end.
(16)
(17)            NOW, THEREFORE, in consideration of the  premises
and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Banks and the Agent hereby agree as follows:
(18)
2.              Pursuant to Section 12.02 of the Loan  Agreement,
the Banks hereby waive the restrictions of Sections 8.02 and 8.04 and any other provisions of the Loan Agreement to the extent that Sections 8.02 and 8.04 and such other provisions of the Loan Agreement would require the deductions of the Restructuring
Charge   from   Consolidated  Net  Income  (a)  when  calculating
Authorized Dividend Payments for any dividends upon its common stock paid on, or declared in respect of the fiscal quarters of the Company ending on, any date from July 31, 1999 through and including October 31, 1999 and (b) when calculating Modified Cash Flow Coverage for purposes of Section 8.04 of the Loan Agreement for any date through and including June 30, 2000.
3.
4.              Pursuant to Section 12.02 of the Loan  Agreement,
(a)  the  Banks hereby waive compliance with the restrictions  of
Section 8.06 of the Loan Agreement through June 30, 2000 to the extent that the restrictions of Section 8.06 of the Loan Agreement were violated by the increase in the amount of the
Indebtedness for Money Borrowed listed on Schedule III to the Loan Agreement pertaining to operating leases for aircraft and
(b) the parties hereto agree (i) that, effective as of the date hereof, the Loan Agreement is hereby amended by (A) deleting the date "March 31, 1997" appearing in Section 8.06 of the Loan Agreement and replacing it with "December 31, 1999", (B) by inserting the text ", permit to exist" immediately before the text "or in any manner become liable" in each place it appears in
Section  8.06 of the Loan Agreement and (C) by replacing Schedule
III thereto in its entirety with a revised Schedule III (attached hereto) reflecting Indebtedness for Money Borrowed existing on December 31, 1999 , (ii) that, effective as of June 30, 2000, the Company shall comply with the restrictions of Section 8.06 of the Loan Agreement as amended hereby and (iii) that from the date hereof through June 30, 2000 the Company will not, and will not permit any Subsidiary to, create, assume, incur, guarantee, permit to exist or in any manner become liable, contingently or otherwise, in respect of any Indebtedness for Money Borrowed, except for the Notes, Permitted Letters of Credit, and other Indebtedness for Money Borrowed of the type listed on Schedule
III   attached   hereto,  provided  that  the  aggregate   amount
outstanding  of such other Indebtedness for Money Borrowed  shall not exceed $140,000,000.
5.
6. The parties hereto acknowledge and agree that upon the change of the Company's fiscal year end from April 30 to December 31, effective December 31, 1999, the current fiscal year shall be an eight-month fiscal year ending December 31, 1999 and the  last fiscal quarter of such fiscal year shall be a two-month
fiscal  quarter  ending December 31, 1999.   The  parties  hereto
further agree that, upon such change of the Company's fiscal year end, (a) the two month period of November 1, 1999 through
December 31, 1999 and the eight month period of May 1, 1999 through December 31, 1999 shall be considered a "fiscal quarter"
and a "fiscal year", respectively, for all purposes under the Loan Agreement, (b) that any calculation to be made pursuant to the Loan Agreement with respect to a period of four consecutive fiscal quarters shall be made with respect to a period of twelve consecutive fiscal months, and (c) that any delivery of documents or other items to be made by the Company pursuant to Section 7.01
of  the   Loan  Agreement with respect to, or within a  specified
period of time after the periods specified below (or any like periods) as the "Existing Periods", shall, for purposes of the current fiscal year only, be with respect to, or within such specified period of time after the period specified below as the "Revised Periods":
7.
     Existing Periods                 Revised Periods
     ----------------                 ---------------
     third fiscal quarter             second quarter ending
                                         October 31, 1999
     ninth month of fiscal year       sixth month ending
                                         October 31, 1999
     first three fiscal quarters      first two quarters ending
                                         July 31 and October 31, 1999
     twelfth month of fiscal year     eighth month ending
                                         December 31, 1999
     fourth fiscal quarter            two month period ending
                                         December 31, 1999

1. Other than as specifically provided for herein, the waivers and amendments provided for in Sections 1, 2 and 3 above shall not operate as a consent to any other action, event or circumstance or as a waiver or amendment of any right, power or privilege of the Banks under the Loan Agreement or the Notes or of any other term or condition of the Loan Agreement or the Notes nor shall the entering into this Waiver and Amendment preclude any of the Banks from refusing to enter into any further consents, waivers or amendments with respect to the Loan Agreement or the Notes.
2. Each reference in the Loan Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended to date. Unless otherwise indicated, terms used in this Waiver and Amendment have the same meanings herein as in the Loan Agreement. 3.
4. The Loan Agreement, as amended to date, is in all respects ratified and confirmed, and all of the rights and powers created thereby or thereunder shall be and remain in full force and effect.
5.
6. The Company hereby represents that (a) after giving effect to the waivers and amendments contemplated herein, the representations and warranties contained in the Loan Agreement, the Notes, the Security Documents, and any other documents or instruments executed in connection with the Loan
Agreement (collectively, the "Loan Documents") are true and correct on and as of the date hereof as though made on and as of such date, (b) upon execution of this Waiver and Amendment, the Company will not be in default in the due performance of any covenant on its part in the Loan Documents, and (c) no Default or Event of Default has occurred and is continuing or is imminent. 7.
8. The Company acknowledges, confirms, and warrants that the Security Documents and any other security instruments executed at any time in connection with the Loan Agreement continue to secure, inter alia, the payment of all Indebtedness at any time created pursuant to the Loan Agreement, as amended to date, and all obligations of the Company in respect of Swap Agreements.
9.
10. The effectiveness of this Waiver and Amendment is subject to (i) the Company's delivery to the Agent, for the account of the Banks, of a counterpart of this Waiver and Amendment executed by the Company; and (ii) the delivery to the Agent of counterparts of this Waiver and Amendment executed by each of the Banks.
11.
12. The Company agrees to do, execute, acknowledge, and deliver, all and every such further acts and instruments as the Agent may request for the better assuring and confirming unto the Agent and the Banks all and singular the rights granted or intended to be granted hereby or hereunder.
13.
14. The Company agrees to pay on demand all reasonable costs and expenses of the Banks in connection with the preparation, reproduction, execution, and delivery of this Waiver and Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Agent, and with respect to advising the Agent as to its rights and responsibilities under the Loan Agreement, as hereby to date). In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing, or recording of this Waiver and Amendment and the other instruments and documents to be delivered hereunder, and agrees to save each Bank harmless from and against any and all liabilities with respect to and resulting from any delay in paying or omission to pay such taxes or fees.
15.
16. This Waiver and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. 17.
18. This Waiver and Amendment shall be governed by and construed in accordance with the laws of the State of Texas and shall be binding upon the Company, the Agent, and the Banks and their respective successors and assigns.
19.
20.              FINAL   AGREEMENT.  THIS  WAIVER  AND  AMENDMENT
                 ------------------
TOGETHER WITH THE FIRST AMENDMENT, THE SECOND AMENDMENT, THE LOAN AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS AND ANY OTHER DOCUMENTS OR INSTRUMENTS EXECUTED IN CONNECTION WITH THE LOAN AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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                            follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.



                              PETROLEUM HELICOPTERS, INC.


                              By:  /s/ Michael J. McCann
                              Name:    Michael J. McCann
                              Title:   Chief Financial Officer and
                                       Treasurer



                              BANK OF AMERICA, N.A.,
                              individually and as Agent


                              By: /s/ Paul A. Squires
                              Name:   Paul A. Squires
                              Title:  Managing Director



                              WHITNEY NATIONAL BANK


                              By: /s/ Harry G. Stahel
                              Name:   Harry G. Stahel
                              Title:  Senior Vice President



                              BANK ONE, LOUISIANA, N.A.


                              By: /s/ J. Charles Freel, Jr.
                              Name:   J. Charles Freel, Jr.
                              Title:  First Vice President